                                   AYP CAPITAL
                         CONSOLIDATED STATEMENT OF INCOME
                    FOR TWELVE MONTHS ENDED DECEMBER 31, 1997



                                                        QTR          YTD        12MOS

    ELECTRIC OPERATING REVENUES                  32,923,176   85,795,805   85,795,805

    OPERATING EXPENSES:
       Operation:
         Fuel                                     6,386,255   24,183,161   24,183,161
        Purchased Power & Exchange               20,923,581   43,663,228   43,663,228
         Other                                    1,405,092    5,084,005    5,084,005
       Transmission & Distribution                  886,972    3,755,822    3,755,822
       Cust. Accts & Services                     1,375,937    3,126,750    3,126,750
       Administrative & General                   3,415,261    8,026,420    8,026,420
    Total Operation & Maintenance                34,393,098   87,839,386   87,839,386

       Depreciation                               1,656,853    6,605,819    6,605,819
       Taxes other than income taxes              1,165,412    4,907,185    4,907,185
       Federal and state income taxes            (2,377,692)  (9,204,231)  (9,204,231)
                  Total Operating Expenses       34,837,671   90,148,159   90,148,159
                  Operating Income               (1,914,495)  (4,352,353)  (4,352,353)

    OTHER INCOME AND DEDUCTIONS:
       Other income, net                          1,123,762    1,458,889    1,458,889
                 Total Other Income and Deductio  1,123,762    1,458,889    1,458,889
                 Income Before Interest Charges and
                   Preferred Dividends             (790,733)  (2,893,464)  (2,893,464)

    INTEREST CHARGES AND PREFERRED DIVIDENDS:
       Interest on other long-term obligations    2,772,267   10,998,667   10,998,667
       Other interest                                 4,989       24,118       24,118
                Total Interest Charges and
                    Preferred Dividends           2,777,255   11,022,785   11,022,785


    Consolidated Net Income                      (3,567,989) (13,916,249) (13,916,249)


                                       Unaudited



















    AYP CAPITAL
    CONSOLIDATED STATEMENT OF INCOME
    FOR TWELVE MONTHS ENDED DECEMBER 31, 1997



                                                        QTR          YTD        12MOS

    ELECTRIC OPERATING REVENUES                  32,923,176   85,795,805   85,795,805

    OPERATING EXPENSES:
       Operation:
         Fuel                                     6,386,255   24,183,161   24,183,161
        Purchased Power & Exchange               20,923,581   43,663,228   43,663,228
         Other                                    1,405,092    5,084,005    5,084,005
       Transmission & Distribution                  886,972    3,755,822    3,755,822
       Cust. Accts & Services                     1,375,937    3,126,750    3,126,750
       Administrative & General                   3,415,261    8,026,420    8,026,420
    Total Operation & Maintenance                34,393,098   87,839,386   87,839,386

       Depreciation                               1,656,853    6,605,819    6,605,819
       Taxes other than income taxes              1,165,412    4,907,185    4,907,185
       Federal and state income taxes            (2,377,692)  (9,204,231)  (9,204,231)
                  Total Operating Expenses       34,837,671   90,148,159   90,148,159
                  Operating Income               (1,914,495)  (4,352,353)  (4,352,353)

    OTHER INCOME AND DEDUCTIONS:
       Other income, net                          1,123,762    1,458,889    1,458,889
                 Total Other Income and Deductio  1,123,762    1,458,889    1,458,889
                 Income Before Interest Charges and
                   Preferred Dividends             (790,733)  (2,893,464)  (2,893,464)

    INTEREST CHARGES AND PREFERRED DIVIDENDS:
       Interest on other long-term obligations    2,772,267   10,998,667   10,998,667
       Other interest                                 4,989       24,118       24,118
                Total Interest Charges and
                    Preferred Dividends           2,777,255   11,022,785   11,022,785


    Consolidated Net Income                      (3,567,989) (13,916,249) (13,916,249)





    Unaudited